CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is made by and between World Energy Solutions, Inc., a Florida corporation ("WES" or the "Company"), with its principal place of business located at 3900A 31st Street North, St. Petersburg, Florida 33714 and George Walker ("Consultant"), and is effective as of the date set forth below.

     WES and Consultant may be collectively referred to herein as the "Parties."

     The Parties to this Agreement state and acknowledge as follows:

     Section 1 - Recitals - The Company is engaged in the design, manufacture and sale of transient surge suppression devices and is a provider of other goods and services in the energy conservation and management industry.

     Consultant has represented to WES that it has the skill, experience, and expertise necessary to provide WES with the consulting services contemplated by the Parties to this Agreement.

     Based on Consultant's representation, WES desires to engage the services of Consultant as set forth herein, and Consultant desires to provide such services to WES pursuant to this Agreement.

     In consideration of the mutual promises contained herein and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the Company and the Consultant agree as follows:

     Section 2 - Effective Date - Consultant shall begin to render consulting services to the Company as of the date set forth below. If WES has previously engaged Consultant, pursuant to a different agreement, this Agreement shall supercede it, shall take priority over it, and all previous agreements relating to the subject matter of this Agreement shall be deemed null and void except that all prohibitions against Consultant misappropriating or misusing confidential information, trade secrets and soliciting clients of WES shall continue to be enforceable back to the original date of execution of such other agreements or providing of consulting services.

     Section 3 - Independent Contractor - The parties hereby acknowledge the Consultant is an independent contractor of WES and is not authorized to act on behalf of WES as its agent, except as may be specifically agreed otherwise. Consultant shall have full control over the manner in which its services are rendered hereunder. Nothing in this Agreement or the course of conduct between the parties shall be deemed to constitute an employment, agency, joint venture, partnership or any other type of relationship between the parties other than the independent contractor status established hereby. Consultant shall not have the right or power to bind WES to any contracts or agreements with any third party, nor shall Consultant have the right or power to direct any operations of WES not authorized specifically by WES. The relationship created by this Agreement is that of a contract for services. Consultant shall be solely responsible for payment of all taxes as may be imposed on any income derived by Consultant hereunder and for any and all other liabilities arising out of Consultant's independent status. To the extent that WES pays any taxes or other sums on Consultant's behalf for any reason, Consultant shall promptly indemnify or reimburse WES for any and all such sums.

     Section 4 - Nature of Services and Duties - Consultant shall be available to consult with Principal concerning all matters pertaining to the organization, operation and administration of Principal's business activities, including, generally, all issues of concern or import in the ongoing growth, development and related business affairs of the Principal as may be brought to the attention of Consultant by Principal. Specifically, Consultant shall consult with Principal regarding the acquisition and/or design of products for sale by WES in its business, including the providing of product design engineering services as requested by WES. Consultant shall also provide services in an ongoing manner in the following potential business areas if requested by Principal:

          a. Financial and consulting advice with respect to an analysis of the ongoing business of the Principal as well as analyses of business opportunities as may be contemplated by Principal or as may arise in the course of this Agreement;

          b. Assistance  to the  Principal  in  negotiation  of the  terms  and conditions of any necessary agreements, including but not limited to matters involving marketing and promotional strategies to be developed by third parties, brokering arrangements if any, strategic planning, development of mergers, affiliations, conglomerations, and other such business ventures as may be contemplated between Principal and other entities;

          c. Assistance in procuring administrative services, if any, for the benefit of Principal as may be requested by Principal in reference to the Principal's operations, including but not limited to preparation of financial records, periodic public reports, and all matters of marketing, finance, business planning, and business networking;

          d. Submit to the Principal, when requested, written reports of the status of Consultant's efforts under this Agreement; and

          e. Consult with the Principal and review, provide comments to and suggest revisions to the Principal's business plan, financial projections, brochures, and other business documents and assist in the preparation of any offering documents to be prepared in anticipation of the obtainment of one or more potential rounds of equity financing, a merger or reverse merger, a public offering, opportunities for acquisitions of companies, assets or properties, and other issues pertaining to the foregoing.

     Consultant accepts this engagement, subject to the general supervision of and pursuant to the orders and direction of WES. Consultant shall perform such other duties as are requested and customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by WES. The Consultant shall also render such other services as WES may assign from time to time. Consultant shall report exclusively to the Chief Executive Officer of the Company.

     Section 5 - Compensation of the Consultant - WES shall compensate Consultant for Consultant's services rendered under this Agreement, as follows:

          a. Base compensation of seven hundred fifty dollars ($750.00) per week and reported on IRS Form 1099;

          b. Issuance of 25,000 shares of common stock of the Company in connection with an offering of securities conducted by the Company pursuant to United States Securities and Exchange Commission Form S-8; and

          c. Reimbursement of WES directed and approved job related expenses for gasoline and tolls related to travel to and from work.

     Section 6 - Product Manufacture, Marketing and Distribution Rights - The Parties agree that WES shall retain the exclusive rights to manufacture, market and distribute products designed by Consultant pursuant to this Agreement. Consultant shall retain all rights to products that were designed by Consultant prior to commencement of consulting services on behalf of WES or any Affiliate.

     Section 7 - Restrictive Covenant -

          a. WES is engaged in the design, manufacture and sale of transient surge suppression devices and is a provider of other goods and services in the energy conservation and management industry. Consultant expressly covenants and agrees that during this engagement and for a period of six
     (6) months following termination of the engagement, whether termination is by WES, with or without cause, wrongful discharge, or for any other reason whatsoever, or by Consultant (such period of time is hereinafter referred to as the "Restrictive Period"), Consultant shall not, directly or indirectly, for itself or himself, or on behalf of others, as an individual on Consultant's own account, or as a partner, joint venturer, employee, agent, salesman, contractor, officer, director or otherwise, for any person, partnership, firm, corporation, or other entity, enter into, engage in, accept employment from, or participate in, any business that is in competition with the business of WES within a 200 mile radius of any business location of WES.

          b. Without  limiting  the  restriction  of  Paragraph  7(a),   above,
     Consultant specifically agrees that during the Restrictive Period, Paragraph 7(a) prohibits Consultant, in any of the capacities identified in Paragraph 7(a), from soliciting and/or accepting business from WES's customers or dealers. Consultant acknowledges and agrees that the term "customers" includes any individual that has purchased any product or service from WES and/or any entity that is wholly or partially owned by the Company (all of such entities being hereinafter referred to as the "Affiliated Entities"), that has attended any seminar or training seminar produced or promoted by WES and/or the Affiliated Entities, or that has otherwise responded to any advertisement disseminated by WES and/or the Affiliated Entities.

          c. This  covenant  is given and made by  Consultant  to induce  WES to
     engage   Consultant,   and  Consultant   acknowledges  the  sufficiency  of
     consideration for this covenant.

          d. This covenant shall be construed as an agreement independent of any other provision in this Agreement and the existence of any claim or cause of action of Consultant against WES or any Affiliated Entity shall not constitute a defense to the enforcement of this covenant. WES has performed all obligations entitling it to this covenant and it is therefore not executory or otherwise subject to rejection under the Bankruptcy Code.

          e. Consultant agrees that these covenants are supported by legitimate business interests, including, but not limited to: WES's valuable, confidential business information and "trade secrets" as defined in Chapters 688 and 812 of the Florida Statutes, which include, but are not limited to, the WES's unique product designs, marketing plans, advertising strategy and/or methodology for doing business, business plans, financial plans, forms, training manuals and customer lists, which may have been provided to the Consultant solely for use in WES's business, and which the Consultant agrees have been developed through the WES's expenditure of a great amount of time, money and effort to refine other existing plans, forms and lists in the industry, and which the Consultant agrees contain detailed information that could not be independently created from public sources.

          f. Consultant agrees that WES's legitimate business interests also include, but are not limited to, extraordinary and specialized training provided to Consultant by WES, through, among other things and methodologies, WES's comprehensive multi-product integration approach to energy conservation for commercial, governmental, industrial facilities and residential structures as well as training presentations regarding same. Consultant acknowledges and agrees that he has received extraordinary and specialized training from WES and that without such extraordinary and specialized training, he would be unable to successfully perform the duties required under this Agreement.

          g. Consultant agrees that this covenant is reasonably necessary to protect the WES's legitimate business interests, including, but not limited to, the interests identified in Sections 7(b), 7(e) and 7(f), above.

          h. This covenant may be enforced by the WES's assignee or successor or any of the Affiliated Entities and Consultant acknowledges and agrees that the Affiliated Entities are intended beneficiaries of this Agreement.

          i. If any portion of this covenant is held by an arbitration panel or court of competent jurisdiction to be unreasonable, arbitrary or against public policy for any reason, this covenant shall be divisible as to time, geographic area and line of business and shall be enforceable as to a reasonable time, area and line of business.

          j. If the Consultant violates the Restrictive Covenant, in any capacity identified herein, any and all sales by Consultant for himself, other individual(s), partnerships, corporations, joint ventures, or any other entity with which he is associated, shall be conclusively presumed to have been made by the WES, but for the violation.

          k. WES and Consultant agree that, should WES be granted preliminary injunctive relief for alleged violation of Consultant of the Restrictive Covenant, an injunction bond of no more than $2,500.00 shall be sufficient to indemnify the Consultant for any costs or damages that he or she might incur if the court determines that the Consultant was wrongfully enjoined.

          l. Consultant   agrees  that  any  failure  of  WES  to  enforce  the
     Restrictive Covenant against any other Consultant, for any reason, shall not constitute a defense to enforcement of the Restrictive Covenant.

     Section 8 - Restrictive Covenant-Remedies - WES and Consultant agree that in the event of a breach of the Restrictive Covenant, such a breach would irreparably injure WES and would leave it with no adequate remedy at law, and if legal proceedings should have to be brought by WES to enforce the Restrictive Covenant, WES shall be entitled to all available civil remedies, including:

          a. Temporary  and  permanent   injunctive   relief   restraining  the
     Consultant from violating, directly or indirectly, the restrictions of the Restrictive Covenant in any capacity identified in Section 7, supra, and restricting third parties from aiding and abetting any violations of the Restrictive Covenant.

          b. Attorney's fees in arbitration, trial and appellate courts.

          c. Costs and expenses of investigation and litigation, including expert fees, deposition costs, bond premiums, and other costs and expenses.

          d. Nothing in this Agreement shall be construed as prohibiting WES from pursuing any other legal or equitable remedies available to it for breach or threatened breach of the Restrictive Covenant.

     Section 9 - Confidentiality Agreement - Consultant agrees to the terms of the Confidentiality Agreement attached hereto as Addendum A and has signed that Agreement. Consultant further acknowledges that WES owns, and neither Consultant nor its principal acquires any proprietary interest in, WES product design and performance data, client files, client lists, know-how, business information, discoveries, inventions or improvements that Consultant develops while engaged by WES and agrees that Consultant will provide all such information to WES for WES to seek appropriate protection.

          a. Consultant also acknowledges that the WES's product design and performance information and its customer/client list maintained on the WES's database and in the WES's files was compiled by the WES's expenditure of a great amount of time, money and effort and that such information contains sufficient detail that could not be created independently from public sources. Accordingly, Consultant agrees that the WES's product design and performance information and customer/client list constitutes a "trade secret" and is subject to protection under the Florida Uniform Trade Secrets Act.

          b. Consultant agrees that upon termination of the engagement, whether termination is by the WES, with or without cause, or for any other reason whatsoever, or by the Consultant, Consultant shall return all copies, in whatever form, including hard copies and computer disks, of WES product design and performance information and such customer/client list to the WES, and Consultant shall delete any copy of WES product design and performance information and the customer/client list on any computer file or database maintained by Consultant. Further, Consultant agrees that unauthorized retention of any such copies shall constitute "civil theft" as such term is defined in Chapter 772 of the Florida Statutes.

          c. Consultant also agrees that Consultant shall not, at any time following termination of engagement, whether termination is by the WES, with or without cause, wrongful discharge, or for any other reason whatsoever, or by the Consultant, use or disclose WES product design and performance information or the WES's customer/client list, directly or indirectly, for himself or herself, or on behalf of others, as an individual on Consultant's own account, or as a partner, joint venturer, Consultant, agent, salesman, contractor, officer, director or otherwise, for any person, partnership, firm, corporation, or other entity.

     Section 10 - Importance of Certain Clauses - Consultant and WES state that the Restrictive Covenant and Confidentiality Agreement incorporated into this contract are material terms of this contract and all parties understand the importance of such provisions to the ongoing business of WES. As such, because WES's continued business and viability depend on the protection of such secrets and non-competition, these clauses are interpreted by the parties to have the widest and most expansive applicability as may be allowed by law and Consultant understands and acknowledges his or her understanding of same.

     Section 11 - Consideration - Consultant acknowledges and agrees that the engagement contemplated by this Agreement and the execution by WES of this Agreement constitute full, adequate and sufficient consideration to Consultant for the Consultant's duties, obligations and covenants under this Agreement.

     Section 12 - Indebtedness - If, during the course of Consultant's engagement under this Agreement, Consultant becomes indebted to WES for any reason, WES may, if it so elects, set off any sum due to WES from Consultant and collect from Consultant any remaining balance.

     Section 13 - The Consultant Shall not Contract for WES - The Consultant shall not have the right to make any contracts or commitments for or on behalf of the WES without first obtaining the express consent of the WES.

     Section 14 - Indemnity - Consultant shall indemnify WES and hold WES harmless for any and all damages, liabilities, settlements, costs, judgments, arbitration awards, administrative fines and attorneys fees arising from any acts, omissions or decisions made by Consultant while performing services for WES, where such acts and/or decisions are determined by arbitrators, a court or jury to be fraudulent, negligent, and/or to constitute a breach of fiduciary duty or in the event WES, in the exercise of its business judgment, determines to settle any claim made by any individual against the Company regarding the conduct of Consultant. Any amount due and owing to the Company under this paragraph may be collected at the Company's discretion from outstanding compensation otherwise payable to Consultant.

     Section 15 - Effect of Partial Invalidity - The invalidity of any portion of this Agreement shall not affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the Parties agree that the remaining provisions shall remain in full force and effect.

     Section 16 - Entire Agreement - This Agreement reflects the complete agreement between the Parties and shall supersede all other agreements, either oral or written, between the Parties. The Parties stipulate that neither of them, nor any person acting on their behalf has made any representations except as are specifically set forth in this Agreement and each of the Parties acknowledges that they have not relied upon any representation of any third Party in executing this Agreement, but rather have relied exclusively on their own judgment in entering into this Agreement.

     Section 17 - Assignment - WES may sell, assign or transfer its interest and rights under this Agreement at its sole discretion and without approval of Consultant. All rights and entitlements arising from this Agreement, including but not limited to those protective covenants and prohibitions set forth in paragraph 7 herein, shall inure to the benefit of any purchaser, assignor or transferee of this Agreement and shall continue to be enforceable to the extent allowable under applicable law. Neither this Agreement, nor the employment status conferred with its execution is assignable or subject to transfer in any manner by Consultant.

     Section 18 - Notices - All notices, requests, demands, and other communications shall be in writing and shall be given by registered or certified mail, postage prepaid, to the address shown on the first page of this Agreement, or to such subsequent addresses as the parties shall so designate in writing.

     Section 19 - Remedies - If any action at law, equity or in arbitration, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, WES shall be entitled to recover its reasonable attorneys' fees and costs from Consultant.

     Section 20 - Amendment/Waiver - No waiver, modification, amendment or change of any term of this Agreement shall be effective unless it is memorialized in a writing signed by both parties. No waiver by WES of any breach or threatened breach of this Agreement shall be construed as a waiver of any subsequent breach.

     Section 21 - Governing Law, Venue and Jurisdiction - This Agreement and all transactions contemplated by this Agreement shall be governed by, construed, and enforced in accordance with the Laws of the State of Florida without regard to any conflicts of laws, statutes, rules, regulations or ordinances. Consultant consents to personal jurisdiction and venue in the Circuit Court in and for Pinellas County, Florida regarding any action arising under the terms of this Agreement and any and all other disputes between with WES.

     Section 22- Arbitration- Any and all controversies and disputes between Consultant and WES arising from this Agreement or regarding any other matter whatsoever shall be submitted to arbitration before the American Arbitration Association, utilizing its Commercial Rules. Any arbitration action brought pursuant to this section shall be heard in St. Petersburg, Pinellas County, Florida. The Circuit Court in and for Pinellas County, Florida shall have concurrent jurisdiction with any arbitration panel for the purpose of entering temporary and permanent injunctive relief.

     Section 23 - Headings - The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 24 - Term - This Agreement shall commence on the date of execution identified below and shall remain in force and effect until March 31, 2008, unless terminated before such time by one of the Parties hereto. In the event of termination prior to the expiration hereunder, all compensation identified in this Agreement shall cease to be due and owing by WES.

     Section 25 - Miscellaneous Terms - The parties to this Agreement declare and represent that:

          a. They have read and understand this Agreement;

          b. They have been given the opportunity to consult with an attorney if they so desire;

          c. They intend to be legally bound by the promises set forth in this Agreement and enter into it freely, without duress or coercion;

          d. They have retained signed copies of this Agreement for their records; and

          e. The rights, responsibilities and duties of the parties hereto, and the covenants and agreements contained herein, shall continue to bind the parties and shall continue in full force and effect until each and every obligation of the parties under this Agreement has been performed.

     IN WITNESS WHEREOF, the parties have executed this Agreement on this 31st day of January, 2006.

WORLD ENERGY SOLUTIONS, INC.

/s/ Benjamin C. Croxton                       /s/ George Walker
------------------------------                ----------------------------------
Benjamin C. Croxton,                          George Walker, Consultant
Chief Executive Officer